EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.001 per share, of ZIOPHARM Oncology, Inc., dated as of November 27, 2018 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: November 27, 2018	WHITE ROCK CAPITAL MANAGEMENT, L.P.

	By:	White Rock Capital (TX), Inc.
Its General Partner

		By:	/s/ Thomas U. Barton
Thomas U. Barton

Date: November 27, 2018	WHITE ROCK CAPITAL PARTNERS, L.P.

	By:	White Rock Capital Management, L.P.
Its General Partner

		By:	White Rock Capital (TX), Inc.
Its General Partner

			By:	/s/ Thomas U. Barton
Thomas U. Barton

Date: November 27, 2018	WHITE ROCK CAPITAL (TX), INC.

	By:	/s/ Thomas U. Barton
Thomas U. Barton

Date: November 27, 2018	THOMAS U. BARTON

	By:	/s/ Thomas U. Barton
Thomas U. Barton

Date: November 27, 2018	JOSEPH U. BARTON

	By:	/s/ Joseph U. Barton
Joseph U. Barton